Exhibit 10.10

EMPLOYEE SERVICES AGREEMENT

            This Employee Services Agreement (this “Agreement”) is entered into as of October 7, 2011 between Communications Infrastructure Group, LLC, a Delaware limited liability company with offices located at Five Concourse Parkway, Suite 3100, Atlanta, Georgia 30328 (“CI Group”), and CIG Services, LLC, a Delaware limited liability company with offices located at Five Concourse Parkway, Suite 3100, Atlanta, Georgia 30328 (“CIG Services”).

            WHEREAS, CIG Services desires to utilize the services of all of the employees (the “Employees”) of CI Group (the “Services”) and the Employees will become co-employees of CIG Services and CI Group;

            WHEREAS, CI Group agrees to provide the Services to CIG Services in accordance with the terms and conditions of this Agreement; and

            NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants hereinafter expressed, the parties hereby mutually agree as follows:

1.         TERM

            This Agreement shall be effective as of the date hereof and, terminate upon the earlier to occur of (i) December 31, 2011 and (ii) completion of the acquisition of CI Group by Cyber Supply Inc., the parent company of CIG Services.

2.         STATEMENT OF INTENT

            On October 10, 2011, CI Group shall provide the Services to CIG Services and CIG Services and CI Group intend to co-employ the Employees.  This Agreement sets forth the rights and responsibilities as between CIG Services and CI Group with respect to this arrangement and is not intended to create rights in any other person or entity.  CIG Services and CI Group mutually acknowledge and agree that they must cooperate with each other to carry out their respective responsibilities under this Agreement and that this duty to cooperate shall survive the termination of this Agreement.

3.         DIRECTION AND CONTROL OF EMPLOYEES

            CIG Services shall maintain such direction and control over the Employees as is necessary to conduct its business and without which it would be unable to conduct its business, discharge its fiduciary responsibility it may have, or to comply with applicable licensure.

4.         COMPENSATION

            CIG Services will compensate CI Group for all payroll expenses, benefits and all other fees, expenses and costs related to the employment of the Employees by CI Group.

5.         CONFIDENTIALITY

            Neither party shall disclose to a third party Confidential Information (as defined below) of the other party.  The receiving party shall use the same degree of care as it uses to protect the confidentiality of its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party.  The foregoing obligations

Employee Services Agreement

shall not preclude disclosure of any information that (a) is required to be disclosed by law, subpoena or other process (including compliance for immigration purposes), (b) is disclosed to CI Group or any subcontractor of CI Group in connection with its performance of the Services, or (c) is disclosed in connection with any dispute, claim or action between the parties.  Confidential Information means information related to the subject matter of the Services (including any third party information), and the business of the disclosing party, which (i) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from the disclosure or use of the information, (ii) is the subject of efforts by the disclosing party or owner of the third party Confidential Information that are reasonable under the circumstances to maintain the secrecy of the information, and (iii) is identified by either party as “Confidential” and/or “Proprietary”, or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, including this Agreement.  Confidential Information shall not include any information that (1) is at the time of disclosure, or thereafter becomes, through a source other than the receiving party, publicly known, (2) is subsequently learned from a third party that does not impose an obligation of confidentiality on the receiving party, (3) was known to the receiving party at the time of disclosure, or (4) is developed independently by the receiving party.  The obligations of confidentiality hereunder with respect to any Confidential Information shall continue for a period of three (3) years from the date of the last disclosure of Confidential Information.

6.         RESPONSIBILITIES OF CI GROUP

            CI Group shall (i) comply with all federal, state and local rules regarding the Employees, including but not limited to, the Family and Medical Leave Act, (ii) maintain all licenses and/or certifications of the Employees, (iii) comply with all U.S. immigration laws, (iv) pay the salaries of the Employees, (v) withhold all federal, state and local employment taxes attributable to the Employees compensation and remit such withheld amounts along with all other amounts due to the appropriate governmental bodies, (vi) furnish all federal, state and local year-end wage statements, (vii) provide Worker’s Compensation and other insurance requirements, and (viii) administer all benefit plans and retirement plans and other benefits.

7.         INDEMNITY

            CIG Services shall indemnify, defend and hold CI Group harmless for any and all claims, costs and liabilities, incurring attorneys’ fees, incurred by CI Group arising out of any act which CIG Services arising out of any act which CIG Services has agreed to perform or refrain from performing, or a responsibility which CIG Services has agreed to assume, pursuant to this Agreement.  CI Group shall indemnify, defend and hold CIG Services harmless for any and all claims, costs and liabilities, incurring attorneys’ fees, incurred by CIG Services arising out of any act which CI Group arising out of any act which CI Group has agreed to perform or refrain from performing, or a responsibility which CI Group has agreed to assume, pursuant to this Agreement.

Employee Services Agreement

8.         RELATIONSHIP OF PARTIES

            Nothing contained herein or relating to the subject matter hereof shall be construed to create an employment, principal-agent, or fiduciary relationship, or a partnership or joint venture, or any relationship other than a contractual relationship, between CIG Services and CI Group, and neither party shall have the right, power or authority to obligate or bind the other in any manner whatsoever absent written consent. CI Group will provide Services as an independent contractor. CI Group does not undertake by this Agreement or otherwise to perform any obligation of CIG Services, whether regulatory or contractual, or to assume any responsibility for CIG Services’s business or operations.

9.         FURTHER UNDERSTANDINGS

            (a)        Notices.  Notices will be deemed given when actually received.  All communications will be sent to the receiving party’s address as set forth below or to such other address that the receiving party may have provided for purposes of receiving notices as provided in this Section 9.

To CI Group:               Communications Infrastructure Group LLC

                                    Five Concourse Parkway, Suite 3100

                                    Atlanta, Georgia 30328

To CIG Services:         Communications Infrastructure Group LLC

                                    Five Concourse Parkway, Suite 3100

                                    Atlanta, Georgia 30328

            (b)        Binding Nature.  This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

            (c)        Severability.  If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be modified or interpreted by the court so as to reasonably effect the intent of the parties and the parties shall replace any such invalid or unenforceable provision with valid and enforceable provision(s) that are consistent with the modification or interpretation made by the court.  All other provisions of this Agreement shall remain in full force and effect.

            (d)        Entire Agreement.  This Agreement hereunder constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior or contemporaneous written or oral communications between the parties.  Except as expressly set forth herein, no other prior or contemporaneous covenants, promises, representations or warranties of any kind, whether written or oral, have been made or can be relied on by either party as an inducement to enter into this Agreement, whether relating to the tools, resources, practices or otherwise of any party hereto.

            (e)        No Oral Modification.  This Agreement shall not be amended or otherwise modified, except by a later written agreement that expressly states that it is an amendment or modification and that is signed by both parties.  Except as set forth in such amendment or modification, no provision or statement in any document delivered in connection with this Agreement shall impose any additional obligation on CI Group.

Employee Services Agreement

            (f)        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law principles.

            (g)        No Waiver.  No waiver or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same on any other occasion or of any other option, right or privilege.

            (h)        Headings and References.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to Sections shall, unless otherwise provided, refer to Sections hereof.

            (i)         Assignment.  Neither this Agreement nor any of the rights or duties hereunder may be assigned or otherwise transferred by either party without the other party’s prior written consent.  Any act which is inconsistent with the terms of this Section shall be null and void ab initio.

            (j)         Trademarks.  This Agreement does not give either party ownership rights or interests in the other party’s trade name or trademarks.

            (k)        No Third Party Beneficiaries.  This Agreement is entered solely by and between, and may be enforced only by, CI Group and CIG Services.

            (l)         Force Majeure.  Neither party shall be liable for failure to fulfill its obligations under this Agreement (other than a failure to pay money) if that failure is caused, directly or indirectly, by flood, communications failure, extreme weather, fire, mud slide, earthquake, or other natural calamity or act of God, interruption in water, electricity, heating or air conditioning (depending on the season), acts of terrorism, riots, civil disorders, rebellions or revolutions, acts of governmental agencies, epidemics, quarantines, embargoes, malicious acts of third parties, labor disputes affecting vendors or subcontractors and for which the party claiming force majeure is not responsible, or any other similar cause beyond the reasonable control of that party (each, a “Force Majeure Event”).

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMMUNICATIONS INFRASTRUCTURE

GROUP, LLC

By:       /s/ Melissa Spinella

Name:  Melissa Spinella             _

Title:    Vice President

Employee Services Agreement

CIG SERVICES, LLC

By:       Akram Baker

Name:  Akram Baker

Title:    President